As filed with the Securities and Exchange Commission on June 25, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LADISH CO., INC.

(Exact name of registrant as specified in its charter)

Wisconsin	31-1145953

(State or other jurisdiction of	(I. R. S. Employer
incorporation or organization)	Identification No.)
5481 S. Packard Avenue
Cudahy, Wisconsin 53110
(414) 747-2611

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Wayne E. Larsen
Vice President Law/Finance & Secretary
5481 S. Packard Avenue
Cudahy, Wisconsin 53110
(414) 747-2611

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
with copies to:
Mark T. Plichta
Foley & Lardner LLP
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-2400
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each	Amount	Proposed Maximum	Proposed Maximum
Class of Securities	to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Share	Price	Registration Fee
Common Stock, $0.01 par value with attached Common Stock Purchase Rights (2)	2,500,000 shares	$26.47 (1)	$66,175,000	$4,718.28

(1)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock on NADSAQ on June 23, 2010.

(2)	The common stock purchase rights are attached to and traded with the shares of common stock being registered. The value attributable to the common stock purchase rights, if any, is reflected in the value attributable to the common stock.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES NOR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 25, 2010
PROSPECTUS
2,500,000 Shares
LADISH CO., INC.
Common Stock
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may from time to time sell up to 2,500,000 shares of our common stock. Each time we sell common stock, we will provide you with a prospectus supplement that will contain more specific information about the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Information Incorporated by Reference” and “Where You Can Find More Information.”
     Our common stock is traded on NASDAQ under the symbol “LDSH.” On June 23, 2010, the closing sale price of our common stock was $26.13 per share.
     Investing in our common stock involves risks. Before buying any shares, you should read the discussion of material risks of investing in our common stock incorporated by reference herein or contained in any accompanying prospectus supplement. See “Risk Factors” in the accompanying prospectus supplement or in such other document we refer you to in the accompanying prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.
     The common stock may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information or the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any common stock to which this prospectus relates, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds, if any, we expect to receive from such sale will also be set forth in a prospectus supplement.
     Our principal executive offices are located at 5481 South Packard Avenue, Cudahy, Wisconsin 53110, and our telephone number is (414) 747-2611.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010

     Unless the context otherwise requires, reference in this prospectus to “we,” “us,” “our” or “ours” refer collectively to Ladish Co., Inc. and its subsidiaries.
     No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time after the date of such information.

FORWARD-LOOKING STATEMENTS
     This prospectus contains and incorporates by reference forward-looking statements that involve risks and uncertainties. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of those safe harbor provisions. These forward-looking statements are often accompanied by words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “seek,” “goal,” “may,” “will,” “could” and similar expressions. These statements include, without limitation, statements about our plans and expectations for improving our capital position and operating results, or market opportunities, our growth strategies, competition, expected activities and future acquisitions and investments and the adequacy of our available cash resources. We caution investors that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance.
     Potential factors which could cause our actual results of operations to differ materially from those in the forward-looking statements include:
•	Market conditions and demand for our products

•	Interest rates and capital costs

•	Unstable governments and business conditions in emerging economies

•	Health care costs

•	Legal, regulatory and environmental issues

•	Competition

•	Technologies

•	Raw material and energy prices

•	Taxes
Any forward-looking statement speaks only as of the date on which such statement is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

LADISH CO., INC.
     We engineer, produce and market high-strength, high-technology forged and cast metal components for a wide variety of load-bearing and fatigue-resisting applications in the jet engine, aerospace and industrial markets. Approximately 88% of our 2009 revenues were derived from the sale of jet engine parts, missile components, landing gear, helicopter rotors and other aerospace products. Approximately 44% of our 2009 revenues were derived from sales, directly or through prime contractors, under U.S. government contracts or under contracts with allies of the U.S. government, primarily covering defense equipment. Although no comprehensive trade statistics are available, based on its experience and knowledge of the industry, management believes that we are the second largest supplier of forged and cast metal components to the domestic aerospace industry, with an estimated 25% market share in the jet engine component field.
     We market our products primarily to manufacturers of jet engines, commercial business and defense aircraft, helicopters, satellites, heavy-duty off-road vehicles and industrial and marine turbines. The principal markets we serve are jet engine, commercial aerospace (defined by us as satellite, rocket and aircraft components other than jet engines) and general industrial products.
     We offer one of the most complete ranges of forging, investment casting and precision machining services in the world. We employ all major forging processes, including open and closed-die hammer and press forgings, as well as ring-rolling, and also produce near-net shape aerospace components through isothermal forging and hot-die forging techniques. Closed-die forging involves hammering or pressing heated metal into the required shape and size by utilizing machined impressions in specially prepared dies which exert three-dimensional control on the heated metal. Open-die forging involves the hammering or pressing of metal into the required shape without such three-dimensional control, and ring-rolling involves rotating heated metal rings through presses to produce the desired shape. Investment casting involves the creation of precise wax molds which are dipped, autoclaved and cast to create near-net components for the aerospace industry.
     Much of our business is capital intensive, requiring large and sophisticated forging, casting and heating equipment and extensive facilities for inspection and testing of components after formation. We believe that we have the largest forging hammer and largest ring-roll in the world at our plant in Cudahy, Wisconsin. Our largest counterblow forging hammer has a capacity of 125,000 mkg (meter-kilograms), and our ring-rolling equipment can produce single-piece seamless products that weigh up to 350,000 pounds with outside diameters as large as 28 feet and face heights up to 10 feet. Our 4,500-ton, 10,000-ton and 12,500-ton isothermal presses can produce forgings, in superalloys as well as titanium, that weigh up to 2,000 pounds. We have designed and built much of our domestic forging equipment. We also maintain such auxiliary facilities as die-sinking, heat-treating and machining equipment and produce most of the precision dies necessary for our forging operations. We consider such equipment to be in good operating condition and adequate for the purposes for which it is being used.

CAPITAL STOCK
     The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation, bylaws and rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”
General
     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share. We will disclose in an applicable prospectus supplement and/or offering material the number of shares of our common stock then outstanding.
Common Stock
     Subject to Section 180.1150 of the Wisconsin Business Corporation Law (described below under “Statutory Provisions”), holders of our common stock are entitled to one vote for each share of common stock held by them on all matters properly presented to shareholders. Our board of directors may at its discretion declare and pay dividends on our common stock out of our earnings or assets legally available for the payment of dividends. If we are liquidated, any amounts remaining after the discharge of outstanding indebtedness will be paid pro rata to the holders of our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights.
Common Stock Purchase Rights
     On October 9, 2009, our Board of Directors declared a dividend of one common share purchase right for each outstanding share of common stock. Each right entitles the registered holder to purchase from us one share of common stock at a price of $75.00 per share, subject to adjustment.
     Until the earlier to occur of (1) 10 days following a public announcement that a person has become an acquiring person or (2) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person becoming an acquiring person (the earlier of such dates being called the “distribution date”), the rights will be evidenced by common stock certificates. An “acquiring person” is any person that becomes a beneficial owner of 15% or more of our common stock. The rights are not exercisable until the distribution date.
     If there is a distribution date, then each right, subject to certain limitations, will entitle its holder to purchase, at the rights’ then-current purchase price, a number of shares of our common stock (or if, after the shares acquisition date, we are acquired in a business combination, common shares of the acquiror) having a market value at the time equal to twice the then-current purchase price of the rights. The rights will expire on October 9, 2019, subject to extension.
Statutory Provisions
     Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as us held by any person or persons acting as a group in excess of 20% of our voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareholders. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as us and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder’s acquisition of shares before these shares are acquired.

     Similarly, Section 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.
USE OF PROCEEDS
     Unless otherwise stated in the applicable prospectus supplement, we intend to use all or a portion of the net proceeds from the sale by us of common stock offered by this prospectus and any accompanying prospectus supplement for funding our pension obligations and for other general corporate purposes. General corporate purposes may include, without limitation, capital expenditures, mergers, acquisitions and other strategic investments.
PLAN OF DISTRIBUTION
     We may sell the shares of common stock covered by this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement will describe the terms of any offering of shares of the common stock, including:
•	the name or names of the underwriters, if any;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price, if applicable; and

•	any discounts or concessions allowed or reallowed or paid to dealers.
     If underwriters are used in a sale, they will acquire the shares of common stock for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the shares of common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.
     We may sell the common stock directly or through agents we may designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.
     Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
     We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase shares of common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to any such contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

     We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payment that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
     In connection with any underwritten offering covered by a supplement to this prospectus, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include establishing transactions, short sales and purchases to cover positions created by short sales. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while the offering is in progress. These transactions may also include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. Short sales may be either “covered short sales” or “naked short sales.” Covered short sales are sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional shares in this offering. An underwriter may close out any covered short position by either exercising its over-allotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. An underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if an underwriter is concerned there may be downward pressure on the price of shares in the open market after pricing that could adversely affect investors who purchase our common stock in this offering.
     The underwriters, if any, also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because a managing underwriter (if there is one), on behalf of the underwriters, has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.
     These activities by underwriters may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on NASDAQ or otherwise.
     In compliance with Financial Industry Regulatory Authority, or “FINRA,” guidelines, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.
LEGAL MATTERS
     The validity of our common stock offered by this prospectus will be passed upon for us by Foley & Lardner LLP, Milwaukee, Wisconsin.
EXPERTS
     The audited consolidated financial statements of Ladish Co., Inc. and subsidiaries as of December 31, 2009 and 2008, and for each of the three years ended December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the common stock offering by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the Internet at a web site maintained by the SEC located at http://www.sec.gov.
     We are “incorporating by reference” specified documents that we file with the SEC, which means:
•	incorporated documents are considered part of this prospectus;
•	we are disclosing important information to you by referring you to those documents; and
•	information we file with the SEC will automatically update and supersede information contained in this prospectus.
     We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of this registration statement and prior to effectiveness of the registration statement and (2) after the date of this prospectus and before the end of the offering of our common stock:
•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2010;

•	Our Current Reports on Form 8-K dated April 8, 2010 and May 5, 2010;

•	The description of our Common Stock contained in our Registration Statement on Form S-1, filed on December 23, 1997, as amended, including any amendment or report filed for the purpose of updating such description.

•	The description of our Common Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed on October 15, 2009, including any amendment or report filed for the purpose of updating such description.
     You may request a copy of any of these filings, including exhibits, at no cost by writing to or calling Ladish Co., Inc., Attn: Corporate Secretary, 5481 South Packard Avenue, Cudahy, Wisconsin 53110, phone number (414) 747-2611.
     You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the estimated expenses to be borne by the Registrant in connection with the sale and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$4,718
Accounting fees and expenses	50,000
Legal fees and expenses	125,000
Other	45,282

Total	$225,000

Item 15. Indemnification of Directors and Officers
     Under Ladish’s Amended and Restated Bylaws and Wisconsin law, Ladish’s directors and officers are entitled to mandatory indemnification from Ladish against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding, and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined the director or officer breached or failed to perform such person’s duties to Ladish and such breach or failure constituted: (i) a willful failure to deal fairly with Ladish or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of criminal law, unless the director or officer has reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Wisconsin law specifically states that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above.
     Under Wisconsin law, unless its Amended and Restated Articles of Incorporation provide otherwise, directors of Ladish are not subject to personal liability to Ladish, its shareholders, or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, unless the person asserting liability proves that the breach or failure constituted: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director had a material conflict of interest; (ii) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or (iv) willful misconduct. Ladish’s Amended and Restated Articles of Incorporation do not limit a director’s immunity provided by Wisconsin law. The above provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. As a result of such provisions, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equity relief with respect to such actions. If equitable remedies are found not to be available to shareholders in any particular case, shareholders may not have any effective remedy against the challenged conduct.

Item 16. Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement (to be filed by amendment or under subsequent Current Report on Form 8-K).

4.1	Articles of Incorporation of the Company, as amended, filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-43011) filed on December 23, 1997 are incorporated by reference.

4.2	Amended and Restated Bylaws of the Company, as amended, filed as Exhibit 3(b) to the Company’s Current Report on Form 10-Q (File No. 000-23539) on November 5, 2003 are incorporated by reference.

5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on signature page hereof).
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
providing, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430(B), for liability purposes of the issuer any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes that:
     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and
     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cudahy, State of Wisconsin, June 25, 2010.

LADISH CO., INC.
By:	/s/ Gary J. Vroman
Gary J. Vroman
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 25, 2010. Each person whose signature appears below constitutes and appoints Gary J. Vroman, Wayne E. Larsen, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Gary J. Vroman Gary J. Vroman	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Wayne E. Larsen Wayne E. Larsen	Vice President Law/Finance & Secretary (Principal Financial and Accounting Officer) and Director

/s/ Lawrence W. Bianchi Lawrence W. Bianchi	Director

/s/ James C. Hill James C. Hill	Director

/s/ Leon A. Kranz Leon A. Kranz	Director

/s/ J. Robert Peart J. Robert Peart	Director

John W. Splude	Director

S-1

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement (to be filed by amendment or under subsequent Current Report on Form 8-K).

4.1	Articles of Incorporation of the Company, as amended, filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Reg. No. 333-43011) filed on December 23, 1997 are incorporated by reference.

4.2	Amended and Restated Bylaws of the Company, as amended, filed as Exhibit 3(b) to the Company’s Current Report on Form 10-Q (File No. 000-23539) on November 5, 2003 are incorporated by reference.

5.1	Opinion of Foley & Lardner LLP.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on signature page hereof).

E-1